UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2015, Inventergy Global, Inc. (the “Company”) entered into a securities purchase agreement (“Purchase Agreement”) with certain investors (the “Purchasers”) pursuant to which the Company sold 4,673,914 shares of its common stock (the “Shares”) at a purchase price of $0.46 per share resulting in gross proceeds to the Company of $2.15 million (the “Offering”). The Offering was effected as a takedown off the Company’s shelf registration statement on Form S-3 (File No. 333-199647), which was declared effective on November 10, 2014, and a related prospectus supplement to be filed in connection with the Offering. The Offering is expected to close on or about April 7, 2015, subject to satisfaction of customary closing conditions set forth in the Purchase Agreement.

In connection with the Offering, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) to act as its exclusive placement agent. Pursuant to the Placement Agent Agreement, the Company agreed to: (i) pay the Placement Agent a cash placement fee equal to 8% of the aggregate purchase price for the Shares sold in the Offering (the fee was reduced to 4% for certain investors that had a preexisting relationship with the Company); (ii) issue to the Placement Agent five-year warrants (the “Compensation Warrants”) to purchase that number of shares of common stock equal to 2% of the aggregate number of Shares sold in the Offering (the number of warrants issued was reduced to 1% for certain investors that had a preexisting relationship with the Company); and (iii) reimburse the Placement Agent for expenses up to an aggregate of $35,000. The Compensation Warrants have an exercise price of $0.575 per share (125% of the offering price per Share), allow for cashless exercise in certain situations and contain piggyback registration rights for the seven year period commencing on March 31, 2015.

In addition, the Placement Agent will also be entitled to a tail fee if, within twelve months after the termination of expiration of the Placement Agent Agreement, the Company sells securities to any investor that was introduced to the Company by the Placement Agent and purchased shares in this Offering. The tail fee will be the same as the placement agent’s fee received by the Placement Agent in the Offering, subject to certain reductions described in the Placement Agent Agreement.

In connection with the Offering, the Company entered into a separate waiver agreement with one of its current stockholders (the “Holder”) pursuant to which the Holder waived its right of participation to participate in this Offering (the “Right of Participation”). In consideration for such waiver, the Company paid to the Holder $35,000 in cash and waived any trading volume limitations or other lock-up provisions or restrictions imposed on the Holder pursuant to an existing securities purchase agreement and an existing lock-up agreement the Holder entered into with the Company. The Company also agreed that in the event that the Company obtains a consent, release amendment, settlement or waiver of the Right of Participation from any other stockholder holding such right in connection with the Offering on more favorable terms than in the waiver agreement prior to expiration of the Right of Participation of the Holder, the Holder will be entitled to the benefit of the more favorable terms. The Holder’s Right of Participation terminates on September 8, 2015.

On April 1, 2015, the Company issued a press release announcing the Offering. A copy of the press is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The foregoing summaries of the Purchase Agreement, Placement Agent Agreement and Compensation Warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 1.1 and 4.1, respectively, which are incorporated herein by reference.

A copy of the opinion of Ellenoff Grossman & Schole LLP relating to the legality of the issuance of the Shares is attached hereto as Exhibit 5.1.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the Compensation Warrants to the Placement Agent is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Placement Agent Agreement, dated March 31, 2015, by and among the Company and Ladenburg Thalmann & Co. Inc.
4.1	Form of Placement Agent Warrant
5.1	Opinion of Ellenoff Grossman & Schole LLP
10.1	Securities Purchase Agreement, dated March 31, 2015, by and among the Company and certain purchasers.
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
99.1	Press Release of the Company, dated April 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2015

INVENTERGY GLOBAL, INC.

By:/s/ Joseph W. Beyers

Name: Joseph W. Beyers

Title: Chief Executive Officer

Exhibit Index

1.1	Placement Agent Agreement, dated March 31, 2015, by and among the Company and Ladenburg Thalmann & Co. Inc.
4.1	Form of Placement Agent Warrant
5.1	Opinion of Ellenoff Grossman & Schole LLP
10.1	Securities Purchase Agreement, dated March 31, 2015, by and among the Company and certain purchasers.
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
99.1	Press Release of the Company, dated April 1, 2015